Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Julia Hallisey
Investor Relations Tel: +1-203-504-1063

Aircastle to Present at the Jefferies Financial Services Conference on June 20

Stamford, CT.  June 15, 2007 – Aircastle Limited (NYSE: AYR) today announced that Michael Inglese, Chief Financial Officer, will make a presentation regarding the Company at the Jefferies Financial Services Conference in New York City on Wednesday, June 20 at 11:40 A.M.

The presentation slides will be available during and after the presentation through the Investors section of the Aircastle website.

About Aircastle Limited

Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world.  As of May 31, 2007, Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $2.5 billion and $1.5 billion, respectively, for a total of approximately $4.0 billion.

For more information regarding Aircastle and to be added to our email distribution list, please visit http://www.aircastle.com